Exhibit 99.1

Ingles Markets, Incorporated Reports Record Sales and Net Income for Fiscal 2018

ASHEVILLE, N.C.--(BUSINESS WIRE)--December 7, 2018--Ingles Markets, Incorporated (NASDAQ: IMKTA) today reported total sales of $4.09 billion for fiscal year 2018 compared with $4.00 billion in fiscal year 2017. For the fiscal years ended September 2018 and 2017, net income totaled $97.4 million in 2018 compared with $53.9 million in 2017. Fiscal year 2018 net income was positively impacted by the passage of the Tax Cuts and Jobs Act of 2017 (Tax Act).

Total sales for the 13 week fourth quarter of fiscal 2018 were $1.06 billion compared with $1.09 billion for the 14 week fourth quarter of fiscal 2017. Net income for the fourth quarter of fiscal 2018 totaled $18.4 million compared with net income of $19.4 million for the fourth quarter of fiscal 2017.

The fiscal year and quarter ended September 2018 had one less week of operations compared with the fiscal year and quarter ended September 2017.

Commenting on the results, Robert P. Ingle II, Chairman of the Board, said, “Our associates’ hard work and dedication contributed to our outstanding sales. We will continue to invest in our business for sustainable long-term growth.”

Fourth Quarter Results

Net sales totaled $1.06 billion for the 13 week quarter ended September 29, 2018, compared with $1.09 billion for the 14 week September 2017 quarter. Comparable store sales increased 2.3%, excluding gasoline, and adjusted to reflect the same number of weeks in each fourth quarter. Customer count and average transaction size (both excluding gasoline and adjusted to the same number of weeks) were higher for the fourth quarter of fiscal 2018 compared with the fourth quarter of fiscal year 2017.

Gross profit for the 13 week fourth quarter of fiscal 2018 totaled $256.4 million compared with $261.3 million for the 14 week fourth quarter of fiscal 2017. Gross profit as a percentage of sales was 24.2% and 24.0% for the 2018 and 2017 fourth quarters, respectively. Excluding gasoline sales, retail grocery gross margin was higher comparing the September 2018 and September 2017 fiscal quarters.

Operating and administrative expenses for the September 2018 quarter totaled $220.9 million. Operating and administrative expenses as a percentage of sales were 20.8% for the fourth quarter of fiscal 2018, compared with $220.2 million, or 20.2% of sales, for the fourth quarter of fiscal 2017. Labor cost increases represented most of the total operating expense increase.

Interest expense totaled $11.9 million for the fourth quarter of fiscal 2018 compared with $12.7 million for the fourth quarter of fiscal 2017. Total debt was $865.6 million at the end of fiscal 2018 compared with $877.9 million at the end of fiscal 2017.

Net income for the September 2018 13 week quarter totaled $18.4 million compared with net income of $19.4 million for the 14 week September 2017 quarter. Basic and diluted earnings per share for the Company’s publicly traded Class A common stock were $0.94 and $0.91 per share, respectively, for the September 2018 quarter compared with $0.99 and $0.96 per share, respectively, for the September 2017 quarter.

Annual Results

Net sales were $4.09 billion for the 52 week fiscal year ended September 2018 compared with $4.00 billion for the 53 week fiscal year ended September 2017. Comparable store sales in fiscal year 2018 increased 2.0% over fiscal 2017, excluding gasoline, and adjusted to reflect the same number of weeks in each fiscal year. The number of transactions and the average transaction size were both higher in fiscal year 2018 compared with the prior year.

Gross profit for the fiscal year ended September 29, 2018, increased $16.6 million, or 1.7%, to $980.2 million, or 24.0% of sales, compared with $963.6 million, or 24.1% of sales, for the fiscal year ended September 30, 2017. Retail grocery gross margin, excluding gasoline, was higher comparing the September 2018 and September 2017 fiscal years.

Operating expenses totaled $856.1 million in fiscal 2018 compared with $837.1 million in fiscal 2017, and were 20.9% of sales for both fiscal years 2018 and 2017. Labor cost increases represented most of the total operating expense increase.

Interest expense totaled $47.6 million for the year ended September 29, 2018, and $47.4 million for the year ended September 30, 2017. Interest rates on the Company’s floating rate debt increased during fiscal year 2018, while overall debt levels did not change significantly over the past twelve months.

Income tax benefit for fiscal year 2018 totaled $17.0 million compared with income tax expense of $30.4 million for fiscal year 2017. The Tax Act, among other things, reduced the federal corporate income tax rate. Adoption of the Tax Act and a depreciation calculation method change generated non-recurring tax benefits of $37.3 million in fiscal year 2018.

Net income for fiscal 2018 totaled $97.4 million compared with net income of $53.9 million for fiscal 2017. Basic and diluted earnings per share for the Company’s publicly traded Class A common stock were $4.94 and $4.81 per share, respectively, for the year ended September 29, 2018, compared with $2.74 and $2.66 per share, respectively, for the year ended September 30, 2017.

Capital expenditures totaled $150.5 million and $127.7 million for fiscal years 2018 and 2017, respectively. During fiscal 2018, the Company opened five new store buildings and closed four stores, some of which were or are being rebuilt. The Company’s other store improvement capital projects in fiscal 2018 focused on improved merchandising, convenience and the range of products offered to our customers.

The Company has a line of credit facility totaling $175.0 million with $165.6 million available (after deducting letters of credit) at September 29, 2018. The Company is in compliance with all of its debt agreements and has significant unencumbered assets at September 29, 2018.

The comments in this press release contain certain forward-looking statements. Ingles undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. Ingles’ actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, Ingles. Factors that may affect results include changes in business and economic conditions generally in Ingles’ operating area, pricing pressures, increased competitive efforts by others in Ingles’ marketing areas and the availability of financing for capital improvements. A more detailed discussion of these factors may be found in reports filed by the Company with the Securities and Exchange Commission including its 2018 Form 10-K and Forms 10-Q.

Ingles Markets, Incorporated is a leading supermarket chain with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 200 supermarkets. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Company supermarkets and unaffiliated customers. The Company's Class A Common Stock is traded on The NASDAQ Stock Market's Global Select Market under the symbol IMKTA. For more information, visit Ingles' website at www.ingles-markets.com.

INGLES MARKETS, INCORPORATED
(Amounts in thousands except per share data)

Financial Highlights
(Unaudited)

	Quarter Ended		Year Ended
	Sept. 29,	Sept. 30,	Sept. 29,	Sept. 30,
	2018 (13 weeks)	2017 (14 weeks)	2018 (52 weeks)	2017 (53 weeks)

Net sales	$1,059,688	$1,089,392	$4,092,805	$4,002,700
Gross profit	256,431	261,289	980,169	963,593
Operating and administrative expenses	220,886	220,230	856,074	837,145
Gain/(loss) from sale or disposal of assets	57	(28)	728	1,465
Income from operations	35,603	41,031	124,824	127,913
Other income, net	598	1,337	3,065	3,807
Interest expense	11,949	12,696	47,570	47,458
Income tax expense (benefit)	5,813	10,300	(17,046)	30,388
Net income	$18,439	$19,372	$97,365	$53,874

Basic earnings per common share – Class A	$0.94	$0.99	$4.94	$2.74
Basic earnings per common share – Class B	$0.85	$0.90	$4.49	$2.49
Diluted earnings per common share – Class A	$0.91	$0.96	$4.81	$2.66
Diluted earnings per common share – Class B	$0.85	$0.90	$4.49	$2.49

Additional selected information:
Depreciation and amortization expense	$28,455	$28,181	$113,083	$110,929
Rent expense	$3,145	$3,263	$12,823	$13,607

Consolidated Balance Sheets

	Sept. 29,		Sept. 30,
	2018		2017
ASSETS
Cash and cash equivalents	$10,537		$23,912
Receivables-net	70,057		66,329
Inventories	372,195		349,333
Other current assets	43,953		6,266
Property and equipment-net	1,303,044		1,265,112
Other assets	25,123		22,354
TOTAL ASSETS	$1,824,911		$1,733,306
LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$12,848		$12,211
Accounts payable, accrued expenses and current portion of other long-term liabilities	247,290		233,353
Deferred income taxes	74,461		69,918
Long-term debt	852,740		865,660
Other long-term liabilities	42,158		41,112
Total Liabilities	1,229,497		1,222,254
Stockholders' equity	595,414		511,052
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,824,910		$1,733,306

CONTACT:
Ron Freeman
Chief Financial Officer
(828) 669-2941 (Ext. 223)